REAL ESTATE PURCHASE AGREEMENT

                             CASTLE DORE APARTMENTS


      This purchase agreement ("Agreement" or "Contract"), made and entered into by and between Realmark Property Investors Limited Partnership-III, a Delaware limited partnership ("Seller") and Partnership Equities, Inc., a Ohio corporation ("Buyer").

                                    RECITALS:

      A. Buyer desires to purchase from Seller, and Seller wishes to sell to Buyer, a certain parcel of real property and all of the improvements and buildings situated thereon, and the hereditaments and appurtenances thereto, consisting of an apartment complex (the "Real Property"), and all personal property, equipment, fixtures and intellectual property (excluding, however, any use of the name "Realmark" or any related or similar name, it being understood that only the right, title and interest of Seller to the name of the apartment complex shall be transferred, and also excluding software not able to be transferred vis a vis existing licensing agreements, if any) owned by Seller, utilized in the operation or management of the apartment complex, and located at said apartment complex as described on EXHIBIT B (collectively the "Personal Property"). The Real Property together with the Personal Property applicable to the apartment complex will be herein referred to as the "Property".

      B. Attached hereto and made a part hereof is the legal description of the Real Property, marked with the name of the apartment complex and attached as EXHIBIT A. A more detailed list of the Personal Property will be prepared by Seller and submitted during the first ten (10) days of the due diligence period set forth in Section 3 below and will thereafter be attached to this Agreement as an amendment to EXHIBIT B. Any subsequent amendment to either EXHIBIT A or EXHIBIT B, or to any other Exhibit to this Agreement, is to be considered an integral part of this Agreement.

      FOR AND IN CONSIDERATION of the mutual promises, covenants and agreements, hereinafter set forth, the Parties agree as follows:

      SECTION 1.  PURCHASE PRICE.

            (a) The purchase price to be paid Seller for the Real Property will be $5,500,000.00 ("Purchase Price") paid in the following manner:

                  Initial Earnest Money Deposit
                  at signing of Purchase Agreement                $10,000.00

                  Additional Earnest Money Deposit
                  after Due Diligence Period (as
                  defined herein).                                 70,000.00

                  Cash at closing (subject to
                  credit for Earnest Money,
                  prorations and allocations per
                  Section 5)                               $    5,420,000.00
                                                                ------------


                                    Total                  $    5,500,000.00

and payable by Buyer on closing of title and delivery of the Deed ("Closing") in immediately available good, federal funds. The Additional Earnest Money Deposit shall be paid to the Escrow Agent within five (5) days after the expiration of the Due Diligence Period.

            (b) All existing debt, liens, impositions and similar encumbrances affecting the Real Property will be discharged or, if annual liens, prorated in accordance with Section 5 and paid at the Closing.

            (c) The Initial Earnest Money in the amount stated in Section 1 (a) above (the "Initial Earnest Money") will be deposited with Andrews, Sanchez, Amigone, Mattrey & Marshall, LLP in Buffalo, New York, as Escrow Agent (the "Escrow Agent"), within four (4) days from the date of Seller's execution (as communicated to Buyer by written facsimile and orally by telephone on such date of execution) of this Agreement. Within five (5) days after the end of the Due Diligence Period (as hereinafter defined) Buyer will deposit an additional sum of $70,000.00 as Additional Earnest Money (the "Additional Earnest Money") with the Escrow Agent. The Initial Earnest Money and the Additional Earnest Money are hereinafter collectively referred to as the "Earnest Money". Absent any contrary provision of this Agreement, the total Earnest Money in the amount of $80,000.00 will remain on deposit with the Escrow Agent until the Closing of the Property. If either of the Earnest Money deposits are not made by the dates as herein above set forth, Seller may terminate this Agreement. Interest on the Earnest Money shall follow the principal sum on any payment or refund. Interest payable to Buyer shall be credited to Tax ID #31-0863929. Upon any permitted termination of this Agreement by Buyer, including but not limited to the failure of the conditions precedent set out in Section 7, the Earnest Money shall be returned to Buyer upon demand, and in compliance with all other terms and provisions of this Agreement.

      SECTION 2.  PLACE AND TIME OF CLOSING.

            (a) Subject to the conditions precedent set forth herein having been met or waived, the Closing will take place on or before 240 days after execution








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

of this Agreement by both parties, unless extended as otherwise set forth in this Agreement. As used herein the terms "Closing" will mean the meeting of the parties at which delivery of the Deed and payment of the Purchase Price as called for in Section 1 occurs for the Real Property.

            (b) Buyer and Seller agree that they will use their best efforts to complete the Closing within two hundred forty (240) days from the execution of this Agreement. Buyer agrees that it will use best efforts and good faith in applying for a Bond Cap allocation and/or for financing for the Real Property and will obtain same as soon as reasonably possible and will close on said Real Property promptly thereafter. Notwithstanding the foregoing, and upon satisfaction of all conditions precedent, Buyer shall complete the Closing by March 15, 1997.

            (c) This Agreement, as an offer to purchase when signed by Buyer, shall automatically terminate if not accepted in final form by Seller by 5 P.M., Eastern Standard Time, five busi ness days from the date on which Buyer executed this Agreement as indicated below.

      SECTION 3.  PURCHASER'S CONTINGENCIES.

      (a) DUE DILIGENCE.  Buyer,  or its designees,  will have a period of sixty
(60) days from July 20, 1996 (the "Due Diligence Period"), to enter the Property to make inspections, engineering tests, surveys, and other such tests, examinations and inspections as Buyer may desire as long as such tests, examinations, etc., do not unreasonably interfere with the operations or any current use of the Property. All entry upon the Property and any and all contact with on site employees of Seller by Buyer shall be upon prior notice to Seller and, at Seller's option, accompanied by an agent of Seller.

      If the Closing of the Property does not occur, Buyer will make such repairs as necessary to leave the Property in the same condition as prior to entry by Buyer.

            (i) During the Due Diligence Period, Buyer will inspect the Real Property, and if any, the plans and specifications for design, quality, structural and mechanical integrity and maintenance during the Due Diligence Period. At the commencement of Buyer's due diligence or within ten (10) days thereafter, Seller shall provide or make available at designated locations, those operational and title information items which relate to the Property, reasonably requested by Buyer, including, but not limited to:

            o     Inventory of Personal Property

            o     Current Rent Roll - December 1995 or April 1996







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            o     1994 & 1995 year-end Operating Statements

            o     Operating Statement for the year 1996 to date (as of 4/30/96)

            o December 1995 Operating Statement and 1996 Operating Budget (It is specifically understood that Operating Budgets are projections of Seller only and Seller makes no warranty or representation with respect to any parties' achievement of any such items in said Budget.)

            o Detailed breakdown of the Property's payroll account including a list of on-site personnel, salary and benefits

            o Copy of current ad valorem tax bills, copy of each separate utility bill for the Property for the past 3 months and a listing by month of utility charges for 1995

            o     As-built   survey,   construction   drawings,   soil   report,
                  compaction tests, and copies of all Certificates of Occupancy, if any of the foregoing are in Seller's possession

            o Copies of all third-party contracts (e.g., termite, landscape, pool maintenance, etc.)

            o Copies of any environmental reports, engineering reports, feasibility studies, or appraisals in Seller's possession (obtained within the last 36 months, it being understood that Seller makes no warranty or representation with respect to the information set forth in any of said studies)

            o Copies of the latest insurance policy covering the Project, with current coverage and deductibles along with a paid invoice for said policy(s) (the same may be within a master policy)

            o Name, firm name, and telephone number for the lawyer most recently involved with the Project. (It is agreed that at this time the foregoing shall be identified as William H. Mattrey, Esq., of Andrews, Sanchez, Amigone, Mattrey & Marshall, LLP,
                  (716) 852-1300.)

            o Make available to Buyer all income information in Seller's possession on all tenants currently leasing units in the Property.













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

            o Originals or copies of all tenant leases, rent rolls for the Property, including security deposits held by Seller in connection with each apartment unit, credit reports and other information concerning the leases which are currently in Seller's file, service agreements, party-wall agreements, and, if in Seller's possession engineering or architectural reports for the Properties.

            o     Proof of zoning classification, if any, in Seller's possession

            o     A list of all equipment leases and/or any  financing documents
                  for  personal  property,   equipment,   etc.,   affecting  the
                  apartment complex

            o Any other items which a prudent buyer reasonably requests and needs in order to conduct a satisfactory due diligence review.

All of the foregoing will either be at the Property location or at Seller's offices in Amherst, New York, or at Seller's option, will be forwarded to Buyer.

Any documents not provided by Seller to Buyer within the above ten (10) day period will be made available by Seller, as soon as such documents are available. In the event of any such failure to deliver any documents, except those which are not in Seller's possession and which are so qualified hereinabove as excusable items, the Due Diligence Period will be extended to a date no less than five (5) days after delivery of the items not delivered within the Due Diligence Period.

All Due Diligence materials must be maintained by Buyer on a confidential basis and returned to Seller if Buyer terminates this Agreement. Buyer agrees that it will not use the Due Diligence materials for any purpose other than to determine whether to acquire the Property and agrees that it will not make contact with Seller's tenants unless closing occurs. In addition, Buyer agrees that it will under no circumstances make any offer, or use the Due Diligence materials, to acquire the interest of any partner(s) of the selling entities for a period of two (2) years after the date of this Contract. Buyer and/or its agents will not, under any circumstances, disclose to any of Seller's employees that it is contemplating acquisition of the Property without Seller's written consent prior to closing. All reports desired by Buyer during its Due Diligence Period shall be ordered by Buyer at Buyer's expense, but Buyer agrees that it will supply copies of each and every report it receives immediately upon their completion and availability to Buyer.








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

            (ii) During the Due Diligence Period, Buyer will conduct a review of the economics and feasibility of acquiring and operating the Property as required by its funding source, including inspection of all zoning and other government permits and regulations and other matters and documents relating to the operation of the Property, and as detailed in Section 3(a).

            (iii) After Seller provides all required documents to the Buyer, Buyer agrees to accept or reject all documents prior to the end of the Due Diligence Period. If Buyer does not cancel this Contract during the Due
Diligence Period, Buyer shall be deemed to have accepted the Property and it will close on the Property in accordance with this Contract, except for cancellation in accordance with the specific provisions of this Contract.

      (b) This Contract is contingent upon Buyer obtaining a "firm" commitment (per the practice of HUD for 221D4 mortgages) for financing the purchase of Real Property in accordance with the Contract upon terms and conditions satisfactory to Buyer. Buyer agrees to apply for said commitment promptly after July 20, 1996, and shall have a period of 150 days to obtain said commitment. Should Buyer be unable to obtain said commitment within said 150- day period, either party may terminate this Contract by written notice to the other in which case the Earnest Money shall be returned to Buyer and neither party shall have any further liability, except the obligation to restore the premises after due diligence. Buyer shall have the right to extend the mortgage contingency period for up to 30 days on prior written notice to Seller if the mortgage application is through HUD.

      SECTION 4.  DEED AND TITLE.

            (a) Seller shall deliver to Buyer at Closing, a special or limited warranty deed (or bargain and sale deed, where appropriate) ("Deed"), conveying good and marketable fee simple title to the Property, subject only to such easements, restrictions of record and title exceptions set forth in the commitment for title insurance specifically approved by Buyer, and taxes not delinquent. Further, the title insurance commitment for the Property must contain provision for the endorsements that are reasonably required by Buyer's funding source, which endorsements shall be ordered by Buyer at Buyer's expense. In addition, Seller shall convey title to the Personal Property to Buyer, free and clear of all liens and encumbrances (except those disclosed during due diligence; e.g., equipment leases or personal property financing documents), by the execution and delivery at Closing of a Bill of Sale in form and substance reasonably satisfactory to Buyer, without warranty, except as to Seller's title.

            (b) Seller agrees to provide a copy of its existing title insurance policy to Buyer. Buyer shall then obtain an ALTA Form B Title Insurance Commitment (the "Title Commitment"), within thirty (30) days of the date of












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

commencement of Buyer's due diligence period, issued by a title insurance company selected by Buyer, committing to insure fee simple marketable title to the Property in the amount of the Purchase Price for such Property in Buyer's name, with all standard exceptions removed (except for the rights of tenants under unrecorded leases and/or except for standard exceptions normally not removed pursuant to local custom with respect to each Property), and containing no other exceptions not specifically approved by Buyer. Buyer shall have ten
(10) days after receipt to examine the Title Commitment and inform Seller of Buyer's objection to any exception contained in or title defect revealed by the Title Commitments.

            (c) If Buyer's examination of the Title Commitment reveals that the Title Commitment for the Property contains objectionable exceptions or that the title to the Property is defective and thereafter, the issuing title insurance company refuses to delete the objectionable exceptions or the defects cannot be cured within a reasonable period of time after written notice by Buyer, specifically pointing out the objection/defects, or if the title company refuses to issue endorsements as required by Buyer's lender, then Buyer may elect to terminate this Agreement upon written notice to Seller. Notwithstanding the foregoing, however, in order to terminate the Contract, an objectionable exception or defect must be one which renders title unmarketable and uninsurable because of such specified objection or defect, or the specified objection or defect shall be materially inconsistent with the present use of the Property as an apartment complex.

            (d)   Seller will pay for preparation of the Deed for the Property.

            (e) Buyer will pay for any survey of the Property, the recording of the Deed for the Property, state tax and register's fees on the Deed, the cost of obtaining a title commitment, and the premium due for the title insurance policy to be issued for the Property, and all endorsements.

            (f)   Seller and Buyer will each pay their own attorney's fees.

      SECTION  5.  PRORATIONS  AND  ALLOCATIONS.   (a)  Rents,  taxes,   service
contracts, equipment leases or other personal property financing, utility deposits, insurance and other expenses whether or not a lien, assessed or to be assessed for the tax year in which the transaction is consummated. will be prorated as to the Property to the date of the Closing based on a 365-day year. Real estate tax adjustments, however, will be based upon dates taxes are payable and adjusted as if they are assessed for the calendar year of closing.













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

            (b) Security deposits held by Owner or paid by any lessees at the Property will be transferred to Buyer in full at Closing, including any interest earned thereon and payable to the Tenant under State law.

      SECTION 6. CONDEMNATION OR CASUALTY. Seller agrees to give Purchaser prompt written notice of any fire or other casualty occurring to all or any portion of the improvements at the Property and/or Personalty between the date hereof and the date of closing. If prior to the closing, there shall occur:

            (i) damage to the improvements at the Property caused by fire or other casualty which would cost 5% of the Purchase Price of the Property or more to repair based on the estimate of a reputable third party contractor chosen by Seller; or

            (ii) the taking or condemnation of all or any portion of the Real Property and/or the improvements as aforesaid as would materially interfere with the use thereof; then, if any of such events set forth in (i) or (ii) above occurs, Buyer or Seller, at its option, may terminate its obligations under this Agreement by written notice given to Seller within seven (7) days after Buyer has received the notice referred to above or at the closing, whichever is earlier. If Buyer does not elect to terminate its obligations as aforesaid, the closing shall take place as provided herein without an abatement of the purchase price (except that Buyer shall be allowed a credit for any deductible under Seller's insurance) and there shall be assigned to the Buyer at closing, all interest of the Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of such occurrence. Notwithstanding the foregoing, should Buyer elect to terminate, Seller may notify Buyer within 15 days that Seller intends to restore the Premises fully and in that event, Buyer's termination notice shall be null and void and Seller shall proceed as outlined above at closing.

            If, prior to the closing, there shall occur:

            (i) damage to the Property caused by fire or other casualty which would cost less than 5% of the allocable Purchase Price of the Property based on the estimate of a reputable third party contractor chosen by Seller to which Buyer has no reasonable objection; or

            (ii) the taking or condemnation of all or any portion of the said Real Property and/or improvements as aforesaid which is not material to the use, thereof; then, if any of such events set forth in (i) or (ii) above occurs, Buyer shall have no right to terminate its obligations under this Agreement, but there shall be assigned to Buyer at closing all interest of Seller in and to any insurance proceeds or condemnation awards which may be payable to Seller on account of any such occurrence, and in addition, Buyer shall be allowed a credit for any deductible under Seller's insurance policy.











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

            Seller shall be responsible for maintaining fire and extended coverage insurance prior to closing as is currently in place.

      SECTION 7. CONDITIONS. The following shall each be conditions precedent to Buyer's obligations hereunder, unless specifically waived in whole or in part in writing by Buyer:

            (a) LITIGATION. There being no existing or pending claims, lawsuits, or governmental proceedings, or appeals, which challenge Seller's title to the Property.

            (b) TITLE INSURANCE POLICY. Title to the Property at Closing being marketable or insurable, and/or in accordance with the provisions of Section 4 above, free and clear of all liens and encumbrances. In addition, Buyer receiving assurances at Closing from the title insurance company issuing the Title Commitment, that after Closing, Buyer will be issued an ALTA Form B Title Insurance Policy, with all standard exceptions, except as set forth in Section 4 above, and all other exceptions objected to by Buyer deleted from such policy, insuring fee simple marketable title to the Property or in accordance with
Section 4 above, in the amount of the Purchase Price, in Buyer's name, free and clear of all liens and encumbrances not otherwise specifically agreed to by Buyer prior to Closing.

            (c) PERSONAL PROPERTY. Seller conveying title to the Personal Property to Buyer at Closing free and clear of all liens and encumbrances (except for equipment leases and personal property financing disclosed during due diligence) by a Bill of Sale without warranties except as to title in form and substance reasonably satisfactory to Buyer.

            (d) LAWS AND REGULATIONS. Prior to Closing Seller not having received written notice of non-compliance under any and all Federal, State, County and Municipal laws, ordinances, requirements and regulations, including but not limited to any and all environmental laws and regulations, affecting the Property. Notwithstanding the foregoing, however, in the event Seller does receive a written notice of violation of any of the foregoing, then and in that event, Seller shall have the option of curing the matter which is the subject of such notice before closing and/or making reasonable arrangements to complete the cure of such violation after closing, provided an escrow is established for the cost of said cure; and provided Seller either cures the subject of such notice or makes adequate provisions to cure same and escrow the funds as set forth hereinabove to do so, then and in that event, Buyer shall have no right to terminate this Contract.









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

            (e) SELLER  COOPERATION.  Seller agrees to cooperate with and assist
Buyer and to execute any and all applications, petitions and attend and participate in any necessary hearings, and undertake all other reasonable acts to obtain any necessary permits for which Buyer may make application prior to closing, provided that Buyer shall bear all expenses incidental thereto, including all of Seller's out-of-pocket expenses.

            (f) COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. Seller will be in compliance with all other representations and warranties made herein at Closing to the reasonable satisfaction of Buyer.

            (g) NOTICE OF CLOSING. If all the conditions specified herein have not been met within 240 days after execution of this Contract, Buyer shall have the option to terminate this Agreement, by giving written notice to Seller specifying the condition not met and provided that Seller does not cure or remove said condition within 60 days after such notice, or such extended time as the parties may agree, and in that event the Earnest Money shall be returned to Buyer. However, in the event that all conditions specified herein have been met by the Closing date, Buyer shall close the Purchase within the time period specified, subject to non-performance by Seller under the terms hereof.

      SECTION 8. SELLER'S WARRANTIES. The following warranties of Seller shall survive the Closing for a period of sixty (60) days.

            (a) The legal description of the Property contained in the recitals to this Agreement is substantially correct and will be confirmed by any survey obtained by Buyer.

            (b) To Seller's best knowledge and belief (Seller meaning Joseph M. Jayson or an officer of the general partner of Seller) Seller has not received written notification that the Property is not in compliance with all federal, state, county and municipal laws, ordinances and regulations, including but not limited to all federal, state, county and municipal environmental laws and regulations, applicable to or affecting the Property, subject to Seller's right to cure as hereinabove stated.

            (d) Seller will convey fee simple, marketable or insurable title to the Property to Buyer at Closing and will convey title to the Personal Property to Buyer at Closing by Bill of Sale, in form and substance reasonably satisfactory to Buyer, free and clear of all liens and encumbrances.

            (e) Seller will not interfere with Buyer's opportunity to hire Seller's on-site employees, who work at the Property, but Buyer will have no obligation to hire any of those individuals. Buyer will make no efforts to hire such employees until after all contingencies have been removed and no earlier than 10 days before closing.









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            (f) Seller shall be responsible  for (and Buyer shall not assume the obligation of) all employee wages, benefits (including payments for accrued bonuses, vacation or sick pay, unemployment compensation, employment taxes, medical claims or similar payments), contributions under any benefit program or agreement, severance pay obligations and other related employee costs arising as a result of any events, acts (or failures to act) prior to the Closing Date with respect to the Property at which such persons are employed, whether or not disclosed on the schedules to this Agreement.

            (g) Seller retains all liability and responsibility for fulfilling all federal and/or state COBRA and continuation of group health insurance coverage requirements (pursuant to Section 4980B of the Code, sections 601-608 of ERISA, and any applicable state laws) with respect to Seller's current or former employees (and their dependents). Buyer does not hereby and will not at the Closing of the Property assume any obligation to provide medical insurance coverage to persons that it employs because it acquires the Property.

      SECTION 9.  NON-PERFORMANCE.

            (a) If Seller fails to deliver the Deed or meet any of the conditions hereof willfully, Buyer, at Buyer's sole option, may terminate this Agreement whereupon the Earnest Money shall be returned to Buyer on demand or Buyer may bring an action for specific performance, and if Buyer prevails, all costs and expenses of any such action shall be paid by Seller as a reduction of the Purchase Price. The foregoing shall not prevent Buyer from bringing an action for monetary damages. The foregoing shall be the sole and exclusive remedies of Buyer. However, if Buyer elects to bring an action for monetary damages, they shall be specifically limited, if proven, to an amount equal to the Earnest Money as set forth hereinabove.

            (b) If Buyer defaults at any time, Seller and Buyer agree that it will be extremely difficult or impractical to fix Seller's actual damages. Therefore, in such an event, the entire Earnest Money shall be delivered to Seller as liquidated damages for loss of a bargain and not as a penalty. Buyer will then be released from all liability to Seller related to this Agreement, such liquidated damages being Seller's sole remedy.

      SECTION 10. BROKERS, AGENTS AND CONSULTANTS. Seller represents and warrants to Buyer that no broker, consultant or agent is due a commission or fee from the proceeds of the Closing, claiming by, through or under Seller and hereby agrees to indemnify and hold harmless Buyer from the claims of any agent, consultant or broker for the payment of a commission or commissions.

      Buyer represents and warrants to Seller that no other broker, consultant or agent is due a commission or fee from the proceeds of the closing claiming by, through or under Buyer, and hereby agrees to indemnify and hold harmless Seller and the Property from the claims of any other agent, consultant or broker for the payment of any commission, finder's fee or other compensation.

      SECTION 11.  LEASES.

            (a) Seller agrees that prior to the Closing it will not enter into any long term commercial leases or service agreements without the prior written consent of Buyer which will not be unreasonably withheld or delayed. This provision shall not be applicable until after the expiration of Buyer's Due Diligence Period.

            (b) Seller shall assign the existing tenant leases to Buyer at Closing along with all service contracts and other agreements affecting the Property, provided that Buyer shall execute an assumption agreement or other agreements with respect to all tenant leases and service contracts or other agreements from and after the date of closing.

      SECTION 12. INSURANCE. Seller will cancel its insurance coverage on the Property effective at Closing of the Property, and Buyer will place new insurance coverage on the Property effective on the same date.

      SECTION 13. ASSIGNMENT. Buyer shall not have the right to assign this Agreement, in whole or in part, to any party with whom it is not affiliated without the express written consent of Seller. Upon any such assignment approved by Seller, the assignee shall assume the obligations of Buyer and provided said consent is obtained, Buyer shall thereafter be relieved of liability for the performance of this Agreement. Seller's consent pursuant to this section shall be in its sole discretion and shall include approval of all proposed assignment documents.

      SECTION 14. ENTIRE AGREEMENT. All prior understandings and agreements of the parties are merged herein, and this Agreement reflects the entire understanding of the parties. This Agreement may not be changed or terminated orally.

      SECTION 15. SUCCESSORS AND ASSIGNS. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

      SECTION 16.  INDEMNIFICATION.

            (a) SELLERS INDEMNITY. Seller shall indemnify, defend and hold Buyer harmless from any claims, demand, loss, liability, damage, or expense (including

















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

reasonable attorneys' fees) in connection with third-party claims for injury or damage to personal property in connection with the ownership or operation of the Properties prior to Closing. These indemnification obligations of Seller shall be repeated at and shall survive the Closing.

            (b) BUYERS INDEMNITY. Buyer shall indemnify, defend and hold Seller harmless from any claim, demand, loss, liability, damage, or expense (including reasonable attorneys' fees), due to Buyers operation of the Property from and after Closing. The indemnification obligations of Buyer shall be repeated at and shall survive the Closing.

      SECTION 17. NOTICES. All notices required or permitted hereby shall be in writing and delivered either in person or sent electronically, or by national overnight express carrier. Notices shall be deemed to have been given when sent as follows:

      Buyer:      Partnership Equities, Inc.
                  c/o The Wallick Companies
                  6880 Tussing Road
                  Columbus, OH  43068
                  Attention:  Sandy Goldston

      Seller:     c/o Joseph M. Jayson
                  J. M. Jayson and Company
                  2350 North Forest Road
                  Suite 12 A
                  Getzville, NY 14068
                  Fax No.:  (716) 636-0466

      Copy to:    William H. Mattrey
                  Andrews, Sanchez, Amigone,
                  Mattrey & Marshall, LLP
                  1300 Main Place Tower
                  Buffalo, NY 14202
                  Fax No.:  (716) 852-1355

      SECTION 18.  CONSTRUCTION.  Time shall be construed to be of the essence.

      SECTION 19. GOVERNING LAW. This Agreement will be governed by and construed according to New York law, except for matters of title or real estate law which shall be governed by the laws of the state in which the Property is located.

      SECTION 20. ESCROW. The Escrow Agent hereby acknowledges receipt of the Earnest Money and agrees to hold the same in escrow until the closing or sooner termination of this Agreement and shall pay over and apply the proceeds thereof in accordance with the terms of this Agreement. If, for any reason, the closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Earnest Money, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) day period, or if for any reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold the Earnest Money until otherwise directed by written instructions from the parties to this Agreement or until a final judgment (beyond any applicable appeal period) by a Court of competent jurisdiction is rendered disposing of such Earnest Money.

            The Escrow Agent shall be liable as a depository only and its duties hereunder are limited to the safekeeping of the Earnest Money and the delivery of same in accordance with the terms of this Agreement. The Escrow Agent will not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by the Escrow Agent's negligence or willful misconduct.

      SECTION 21. ASSIGNMENT OF BOND CAP ALLOCATION. If Buyer obtains a Bond Cap allocation or a financing commitment or other related approvals with respect to the Property, and should Buyer otherwise cancel this Contract as to such Property or does not close for any reason whatsoever, then and in that event, to the extent allowable by law, Buyer shall assign the Bond Cap allocation and all related approvals or commitments with respect to such Property to Seller or its designee wherever possible and/or if allowed by any lender or other authority and Buyer will cooperate with Seller in all respects with respect to any requirements to complete such assignment.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties, or by the duly authorized officer of the parties, on the day and year shown below.



BUYER:

Executed JULY 16, 1996
         -------------

PARTNERSHIP EQUITIES, INC.

By: /S/ SANFORD GOLDSTON
   ---------------------------------------------------------
    CHAIRMAN

SELLER:

Executed JULY 16, 1996
         -------------

REALMARK PROPERTY INVESTORS LIMITED PARTNERSHIP

BY: /S/ JOSEPH M. JAYSON
   ---------------------------------------------------------
     G.P.



RECEIPT OF ESCROW AGENT

The undersigned hereby acknowledges receipt of the Earnest Money provided for herein, and that the same is being held as Escrow Agent pursuant to the terms of the above Purchase Agreement.

ANDREWS, SANCHEZ, AMIGONE, MATTREY & MARSHALL, LLP as Escrow Agent

By: /S/ WILLIAM H. MATTREY
   ---------------------------------------------------------
      Member